Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-162188) pertaining to the 2009 Non-Executive Director Stock Plan of Colony Financial, Inc. of our report dated December 20, 2010, with respect to the financial statements of ColFin FRB Investor, LLC for the period from October 16, 2009 (inception) through December 31, 2009 included in this Current Report on Form 8-K of Colony Financial, Inc. dated December 20, 2010.

/s/ Ernst & Young LLP

Los Angeles, California

December 20, 2010